Exhibit 99.1

CURIOSITYSTREAM ACQUIRES FULL OWNERSHIP OF ITS GERMAN OPERATIONS, STRENGTHENING STRATEGIC POSITION IN KEY INTERNATIONAL MARKET
Transaction Gives CuriosityStream Control of Its Top Non-English-Speaking Market, Creating New Opportunities for Growth, Operational Efficiency and Revenue Expansion
SILVER SPRING, Md. -- CuriosityStream Inc. (Nasdaq: CURI), the global factual media and entertainment company, today announced that it has completed the acquisition of the remaining ownership interests in its German operations from its longtime partners, SPIEGEL TV and Autentic. The transaction gives CuriosityStream sole ownership of one of its most important international markets and marks the next phase of the company's global growth strategy.
The acquisition follows a successful partnership established in 2021, when CuriosityStream joined forces with SPIEGEL TV and Autentic to expand the Curiosity brand across Germany, Austria and Switzerland through a joint venture focused on premium factual programming. Saevar Lemke will continue to lead the German operations as General Manager, providing continuity for employees, partners and customers while overseeing the next chapter of growth.

“We are grateful to our longtime partners, SPIEGEL TV and Autentic, for helping establish a world-class factual media platform in Germany,” said Clint Stinchcomb, President and CEO of CuriosityStream. “Together, we built a strong foundation in one of the world’s most sophisticated markets for documentary and factual programming. We look forward to building on that success as we integrate our German operations more fully into CuriosityStream’s global organization.”
Germany has long been the company’s largest and most important non-English-speaking market, with audiences demonstrating a deep appreciation for premium factual storytelling. The transaction enables CuriosityStream to accelerate growth by aligning its German market presence with the company’s global strategy while unlocking new operational and commercial opportunities.
CuriosityStream will seamlessly continue to operate and distribute the following German portfolio:
Curiosity Stream, a German-language subscription streaming service, available direct to consumer as well as through channels stores for Amazon Germany and O2;
Curiosity Channel, a premium pay television network carried by 11 affiliate partners in Germany, Austria and Switzerland;
SPIEGEL Geschichte, one of Germany's leading history-focused pay television channels; And

Curiosity Now, a FAST channel serving German-speaking audiences and carried across 15 platforms.
With complete ownership, CuriosityStream expects to streamline operations, further integrate its German assets across the broader organization, and leverage the company's global technology, content, advertising, distribution and AI licensing capabilities to create additional revenue opportunities.
"As a focused, publicly traded global media company, CuriosityStream has the ability to move quickly, make decisions efficiently and capitalize on emerging opportunities," Stinchcomb added. "Full ownership allows us to bring those advantages directly to our German operations, creating a more integrated platform, expanding monetization opportunities, and positioning our German presence for long-term growth."
The acquisition further advances CuriosityStream's strategy of expanding its international media footprint while strengthening its portfolio of owned and operated distribution assets. It also creates additional opportunities to monetize the company’s premium factual content library across subscription, linear television, FAST, traditional licensing and AI training partnerships.
About CuriosityStream, Inc.
CuriosityStream Inc. (Nasdaq: CURI) is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. CuriosityStream is also a leading provider of AI model training datasets, leveraging one of the world's largest and most valuable rights-cleared media corpora. The company's portfolio spans millions of hours of premium video and audio, 850 billion tokens of production-grade code rich with developer context, and dozens of bespoke datasets created with proprietary content intelligence tools. CuriosityStream’s data licensing partnerships enable leading technology companies to train and fine-tune generative, agentic, and physical AI systems that will power the next era of infrastructure and enterprise capabilities.
CuriosityStream also reaches millions of subscribers worldwide, operating the flagship Curiosity Stream SVOD service; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity History, Curiosity Animals, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.